EXHIBIT 16



                              October 30, 2003




Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

     We have read Item 4, Changes in Registrant's Certifying Accountants, of GWIN, Inc.'s Form 8-K dated October 30,2003, filed October 31, 2003, and are in agreement with the statements contained in paragraphs (b) and (d). We have no basis to agree or disagree with other statements of the registrant contained therein.

                                  Very truly yours,

                                  /s/ Moore Stephens P.C.

                                  Moore Stephens, P.C.

Copy to:  Jeff Johnson, CFO
          GWIN, Inc.